UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2008 (November 12, 2008)

JDS UNIPHASE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

____________________

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Reporting)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On November 12, 2008, the stockholders of JDS Uniphase Corporation (the “Company”) approved amendments to its Amended and Restated 2003 Equity Incentive Plan (the “Plan”). The Plan was originally approved by the Company’s stockholders in November 2003 and was last amended with stockholder approval in November 2006.

The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company’s future performance.

The first amendment to the Plan increased by 12,000,000 the maximum number of shares of the Company’s Common Stock that may be issued under the Plan.  The second amendment to the Plan increased to 1,000,000 the maximum number of shares for which awards may be granted to any employee in any fiscal year.  Finally, the Stockholders reapproved the eligibility requirements for participation in the Plan, the maximum numbers of shares for which awards may be granted to an employee in any fiscal year, as described above, and the business criteria upon which the vesting of awards of performance shares, performance units and certain awards of restricted stock and restricted stock units may be based.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

November 13, 2008	By:	/s/ Matthew Fawcett
Matthew Fawcett
Senior Vice President, General Counsel